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                                                                      Exhibit 21


                       FIBREBOARD CORPORATION SUBSIDIARIES
                             As of December 31, 1994


Subsidiary                                  State of Incorporation
---------------------                       ----------------------

Trimont Land Company, doing
 business as Northstar-at-
 Tahoe                                      California

Snider Lumber Products Co., Inc.            Delaware

Pabco Metals Corporation                    Delaware

Fibreboard Box & Millwork Corporation       Delaware

Sierra-at-Tahoe, Inc.                       Delaware

Norandex Inc.                               Delaware